Exhibit 32

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

I, Robert Varakian, Chief Executive Officer of Catalina Lighting, Inc., hereby certify to my knowledge, and I, Gary Rodney, Chief Financial Officer of Catalina Lighting, Inc., hereby certify to my knowledge, that:

(a) The Company’s annual report on Form 10-K for the year ended September 30, 2004 (the “Form 10-K”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT VARAKIAN	/s/ GARY RODNEY
Robert Varakian	Gary Rodney

Date: January 13, 2005	Date: January 13, 2005